Exhibit 10

                                     FORM OF
                           BEAR STEARNS COMPANIES INC.
                         LONG-TERM INCENTIVE STOCK AWARD

            THIS AGREEMENT, (the "Agreement"), dated as of December 11, 2000 (the "Grant Date"), is made by and between The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), and [_______________], an employee of the Company or its subsidiaries (the "Employee").

            WHEREAS, the Employee is a key employee of the Company and the Company wishes to provide an incentive for the Employee to continue as an Employee of the Company and its subsidiaries;

            WHEREAS, the Company desires to grant to the Employee the number of restricted stock units provided for herein;

            NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                         GRANT OF RESTRICTED STOCK UNITS

Section 1.1. Grant of Restricted Stock Units.

            The Company, by action of the Compensation Committee of the Board of Directors of the Company, hereby grants to the Employee, as of the Grant Date, an aggregate of [_________] restricted stock units (such units, together with additional units credited hereunder by reason of dividend equivalents, being referred to collectively as the "Restricted Stock Units"), on the terms and conditions set forth in this Agreement. The number of Restricted Stock Units shall be subject to adjustment as provided in Section 3.3 hereof.


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

                                   ARTICLE II

                          TERMS AND CONDITIONS OF AWARD

Section 2.1. Delivery of Shares; Restrictions on Transferability;

            (a) Except as otherwise provided herein, on or about each Vesting Date referred to in Section 2.2 hereof, the Company shall, in settlement of all outstanding Restricted Stock Units which become vested on such date, make delivery of shares of Company common stock, par value $1.00 per share (the "Common Stock"), equal to the aggregate number of Restricted Stock Units which become vested.

            (b) The Employee shall not, from the Grant Date until the date of settlement, sell, transfer, pledge, or otherwise encumber the Restricted Stock Units.

Section 2.2. Vesting of Restricted Stock Units.

            (a) So long as the Employee is employed by the Company or any subsidiary or affiliate of the Company as of the applicable date set forth below (each such date, the "Vesting Date"), the Restricted Stock Units shall become vested as follows:

Percentage of Restricted Stock Units      Vesting Date
------------------------------------      ------------

            33-1/3%                       June 30, 2003
            33-1/3%                       June 30, 2004
            33-1/3%                       June 30, 2005

As provided in Section 2.3 hereof, the Restricted Stock Units may vest at an earlier date or may continue to vest following Termination of Employment.


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

Section 2.3. Termination of Employment.

            (a) In the event of a Termination of Employment prior to a Vesting Date applicable to any Restricted Stock Units, the following provisions shall apply:

      (i) Termination of Employment as a result of Death. In the event of a Termination of Employment as a result of the Employee's death:

            (1) the Employee shall become fully vested in all Restricted Stock Units as of the date of such Termination of Employment; and

            (2) the Company, in settlement of all Restricted Stock Units not previously settled hereunder, shall, as promptly as practicable following such Employee's Termination of Employment, make delivery to the Employee's beneficiaries or estate of shares of Common Stock equal to the aggregate number of such Restricted Stock Units.

      (ii) Termination of Employment as a result of Disability. In the event of a Termination of Employment by the Company due to Disability in circumstances in which the Employee agrees to be subject to the provisions of Section 3.1:

            (1) all Restricted Stock Units with respect to which the Vesting Date had not occurred as of the date of such Termination of Employment shall continue to vest (and, upon occurrence of the Vesting Date, shall be settled) as if the Employee had remained in the employment of the Company, provided, however, if, at any time during the period from the date of such Termination of Employment through June 30, 2005, the Employee fails to comply with the provisions of Section 3.1 hereof, then all Restricted Stock Units not previously cancelled and with respect to which the Vesting Date had not occurred as of the initial date of such failure to comply with the provisions of Section 3.1 shall not vest and shall be immediately cancelled for no value; and

            (2) if, at any time during the period from the date of such Termination of Employment through the date which is one hundred


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

            eighty (180) days following the date of such Termination of Employment, the Employee fails to comply with the Non-Solicitation Requirement specified in Section 3.1(v) hereof, then the Company at its election may seek an injunction, including an injunction in aid of arbitration, to enforce the provisions of Section 3.1(v) from any court of competent jurisdiction.

      (iii) Termination of Employment by the Company without Cause and without Disability. In the event of a Termination of Employment by the Company (other than due to Cause or Disability):

            (1) the Employee's Restricted Stock Units with respect to which the Vesting Date had not occurred as of the date of such Termination of Employment shall not vest and shall be immediately cancelled for no value; and

            (2) if, at any time during the period from the date of such Termination of Employment through the date which is one hundred eighty (180) days following the date of such Termination of Employment, the Employee fails to comply with the Non-Solicitation Requirement specified in clause (B) of Section 3.1(v) hereof, then the Company at its election may seek an injunction, including an injunction in aid of arbitration, to enforce the provisions of clause (B) of Section 3.1(v) from any court of competent jurisdiction.

      (iv) Other Termination of Employment. In the event of a Termination of Employment for any reason other than as set forth above:

            (1) the Employee's Restricted Stock Units with respect to which the Vesting Date had not occurred as of the date of such Termination of Employment shall not vest and shall be immediately cancelled for no value; and

            (2) if, at any time during the period from the date of such Termination of Employment through the date which is one hundred eighty (180) days following the date of such Termination of


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

            Employment, the Employee fails to comply with the Non-Solicitation Requirement specified in Section 3.1(v) hereof, then the Company at its election may seek an injunction, including an injunction in aid of arbitration, to enforce the provisions of Section 3.1(v) from any court of competent jurisdiction.

            (b) For purposes of this Agreement:

            "Cause" shall mean (1) any act or omission, or a series of acts or omissions when taken together, which constitutes a material breach by the Employee of the terms of any employment agreement or other written document setting forth terms of employment, (2) the Employee's conviction of a felony or commission of any act which would rise to the level of a felony, (3) the Employee's conviction or commission of a lesser crime or offense that adversely impacts upon the business or reputation of the Company or a subsidiary in a material way, (4) the Employee's willful and material violation of an employment policy of Employee's employer or a specific lawful direction from a person to whom Employee reports within the scope of Employee's employment, (5) the Employee's commission of a dishonest or wrongful act involving fraud, misrepresentation or moral turpitude causing damage or potential damage to the Company or any subsidiaries or affiliates, (6) the Employee's willful failure to perform a substantial part of his or her duties, (7) the Employee's breach of any fiduciary duty or duty of loyalty, (8) the issuance of any consent decree, cease-and-desist or similar order against Employee by a regulatory agency relating to violations or alleged violations of any federal or state securities law or other applicable regulation governing the conduct of the business of the Company or any subsidiary or affiliate which impairs the financial condition or business reputation of the Company or any subsidiary or affiliate, or (9) the Employee's unauthorized disclosure of any confidential or proprietary information of the Company or any subsidiary or affiliate.

            "Disability" means the complete and permanent inability of the Employee to perform his or her duties due to physical or mental incapacity, all as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems necessary or appropriate.

            "Termination of Employment" means the event by which Employee ceases to be employed by the Company or any subsidiary or affiliate of the Company


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

and, immediately thereafter, is not employed by or providing substantial services to any of the Company or a subsidiary of the Company. Neither (x) a transfer of an employee from the Company to a subsidiary or other affiliate of the Company, or vice versa, or from one subsidiary or affiliate of the Company to another, nor (y) a duly authorized leave of absence, agreed to in writing by the Employee, shall be deemed a Termination of Employment.

Section 2.4. Dividend Equivalents.

            Restricted Stock Units awarded hereunder shall be credited with dividend equivalents, which dividend equivalents shall be converted into additional Restricted Stock Units in accordance with this Section 2.4. Dividend equivalents shall continue to be credited on outstanding Restricted Stock Units until cancellation or settlement of such Restricted Stock Units hereunder. Any additional Restricted Stock Units credited by reason of such dividend equivalents shall be subject to the same terms and conditions, including the vesting provisions hereof and the provisions of Article III hereof, as are applicable to the underlying Restricted Stock Units.

            (i) Cash Dividends. If the Company declares and pays a cash dividend on Common Stock, then a number of additional Restricted Stock Units shall be credited to the Employee as of the payment date for such dividend equal to (A) the number of Restricted Stock Units credited to the Employee as of the record date for such dividend, multiplied by (B) the amount of cash actually paid as a dividend on each share of Common Stock at such payment date, divided by (C) the Fair Market Value (as defined below) of a share of Common Stock at the ex-dividend date.

            (ii) Non-Stock Dividends. If the Company declares and pays a dividend on Common Stock in the form of property other than shares of Common Stock, then a number of additional Restricted Stock Units shall be credited to the Employee as of the payment date for such dividend equal to
      (A) the number of Restricted Stock Units credited to the Employee as of the record date for such dividend, multiplied by (B) the fair market value of any such property actually paid as a dividend on each share of Common Stock at such payment date, divided by (C) the Fair Market Value of a share of Common Stock at the ex-dividend date.


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

            (iii) Modifications to Dividend Equivalents Policy. Other provisions of this Section 2.4 notwithstanding, the Committee may modify the manner of payment or crediting of dividend equivalents hereunder.

            "Fair Market Value" of a share of Common Stock as of any date means the closing sales price of a share of Common Stock on the composite tape for New York Stock Exchange listed securities on such date or, if the Common Stock is not quoted on the composite tape or is not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act (as defined hereinafter) on which the Common Stock is listed or, if the Common Stock is not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotation National Market System ("NASDAQ-NMS") or, if the Common Stock is not quoted on NASDAQ-NMS, the average closing bid quotation of a share on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use or, if the Common Stock is not listed or quoted, the fair value thereof as of such date as determined by the Committee.

                                   ARTICLE III

                              ADDITIONAL CONDITIONS

Section 3.1. Requirements Relating to Non-Competition, Confidentiality, Non-Disparagement, Cooperation, and Non-Solicitation. As a condition to the Employee's Termination of Employment being treated under the provisions of
Section 2.3(a)(ii):

      (i) Non-Competition Requirement: The Employee, acting alone or with others, directly or indirectly, shall not engage, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Employee's interest is insubstantial, in any business in an area or region in which the Company or any subsidiary or affiliate conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate and which is similar or substantially related to the business in which the Employee was engaged, in whole or in part, while employed by the Company or


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

      a subsidiary or affiliate. For this purpose, an entity shall be deemed to be in competition with the Company or a subsidiary or affiliate if such entity's business involves (A) the sale or trading of securities, futures, commodities, off-exchange products or other similar products on behalf of others (whether customers are individuals or institutions), (B) proprietary trading, including risk arbitrage, (C) asset management, (D) investment banking and other financial advisory services, (E) banking and insurance products offered by the Company and its affiliates or under development to be offered by the Company or its affiliates, including but not limited to, bankruptcy, debt and credit products, or (F) proprietary analysis and research relating to any of the foregoing. The Committee shall, in its discretion, determine which lines of business the Company or any subsidiary or affiliate conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company or any subsidiary or affiliate. For purposes of this Section 3.1(i), the Employee's interest as a stockholder is insubstantial if it represents beneficial ownership of less than one percent of the outstanding class of stock, and the Employee's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than one percent of the outstanding equity of the entity;

      (ii) Confidentiality Requirement: The Employee shall not take, disclose, use, sell, or otherwise transfer, except in the course of employment with the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding current and potential customers, clients, counterparts, organization, employees, finances and financial results, methods of operation, transactions and investments, financial analysis and structuring, price, rates and other similar data, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process; and the Employee shall return to the Company, promptly following his or her termination of employment or, if a demand for such return has been made, at any other time, any information, documents, materials, data, inventions, manuals, contracts, computer programs or device containing information relating to the Company or any subsidiary or affiliate, and each of their customers, clients and counterparts, which came into the Employee's possession or control in connection with his or her employment;


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

      (iii) Non-Disparagement Requirement: The Employee shall not make statements or representations, otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly, or indirectly, disparage or be damaging to the Company or any if its subsidiaries or affiliates or their respective former or current officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to the legal process;

      (iv) Cooperation Requirement: The Employee shall cooperate with the Company and any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit or proceeding, whether civil, criminal, administrative, regulatory or investigative, and otherwise shall assist the Company and any subsidiary or affiliate in any action, suit, or proceeding and in preparation of any action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested; and

      (v) Non-Solicitation Requirement: The Employee, acting alone or with others, directly or indirectly, whether as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, stockholder or otherwise (A) shall not solicit or induce any client or customer of the Company for whom the Employee has rendered services while employed by the Company to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate, and (B) shall not solicit or hire any employee or person who, within 90 days prior to the Employee's Termination of Employment, was an employee of, or any consultant or independent contractor to, the Company or any subsidiary or affiliate.

Section 3.2. Committee Discretion.

            The Committee (as hereinafter defined) may in its discretion, waive in whole or in part the provisions of Sections 2.3 or 3.4, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company.


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

Section 3.3. Antidilution Adjustment.

            In the event of a stock split or if the Company makes any distribution (other than a cash dividend) with respect to Common Stock after the Grant Date, the number of Restricted Stock Units then outstanding shall be equitably adjusted (as determined by the Committee in its sole discretion) to reflect such event. If there shall be any other change in the number or kind of outstanding shares of Common Stock as a result of a recapitalization, combination of shares, merger, consolidation or otherwise, the number of Restricted Stock Units shall be equitably adjusted (as determined by the Committee in its sole discretion) to reflect such event.

Section 3.4. Delivery of Shares.

            (a) Except as otherwise provided hereunder, and subject to the provisions of paragraph (b) hereof, on each Vesting Date, the Company shall, in accordance with the procedures set forth hereunder and in settlement of all outstanding Restricted Stock Units which became vested on such date, make delivery of shares of Common Stock equal to the aggregate number of such Restricted Stock Units; provided, however, no amount shall be immediately distributable or payable under this Agreement if and to the extent that the Company or the Committee determines that such distribution or payment would subject the Employee to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes or any rule or regulation thereunder (the "Exchange Act"). Shares not delivered by reason of the preceding proviso shall be made as soon as practicable, consistent with this Section 3.4.

            (b) As a condition precedent to the delivery of any shares of Common Stock hereunder, the Employee or the Employee's beneficiaries or estate (as applicable) shall execute a release, in a form acceptable to the Committee, of any and all potential claims hereunder related to such delivery or to the underlying Restricted Stock Units to which the delivered shares of Common Stock relate.

            (c) The Company may make delivery of shares hereunder in settlement of Restricted Stock Units by either delivering one or more certificates representing such shares to the Employee, registered in the name of the Employee (and any joint name, if so directed by the Employee), or by depositing such shares


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

into an account maintained for the Employee (or of which the Employee is a joint owner, with the consent of the Employee) by a broker-dealer affiliated with the Company or any such account established in connection with any Company plan or arrangement providing for investment in Common Stock and under which the Employee's rights are similar in nature to those under a stock brokerage account. If the Committee determines to settle Restricted Stock Units by making a deposit of shares into such an account, the Company may settle any fractional Restricted Stock Unit by means of such deposit. All distributions in respect of Restricted Stock Units to be made to the Employee (or his or her beneficiary or estate) hereunder shall be made in whole shares of Common Stock, except that payment in respect of any fractional Restricted Stock Unit shall be made in cash based upon the Fair Market Value of a share of Common Stock on the second business day preceding the payment date. Shares of Common Stock distributed hereunder shall be treasury shares and shall be fully paid and nonassessable.

Section 3.5. Registration and Listing Requirement of Common Stock.

            Registration and Listing of Common Stock. Prior to the date on which any shares of Common Stock are required to be issued to the Employee under this Agreement, the Company shall file a registration statement (a "Registration Statement") on Form S-3 and/or Form S-8 (or any successor form then in effect) under the Securities Act of 1933, as amended from time to time (the "Securities Act"), with respect to all shares of Common Stock which the Company then estimates are distributable under this Agreement; provided, however, that the Company need not file a Registration Statement hereunder if, prior to such date, the Company receives a written opinion of counsel to the effect that such shares of Common Stock may be sold, transferred or otherwise disposed of under the Securities Act without registration thereunder. The Company shall use its best efforts to have any such Registration Statement declared effective as soon as reasonably practicable after filing and shall use reasonable efforts to keep each such Registration Statement continuously in effect until all shares of Common Stock to which such Registration Statement relates have been so issued, and for a two-year period thereafter. From time to time the Company also shall amend such Registration Statement to cover any additional shares of Common Stock which become distributable under this Agreement and otherwise would not be covered by such Registration Statement. In the event that the Employee would be precluded from selling any shares of Common Stock distributable hereunder unless such shares were


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

registered or qualified under the securities or "blue sky" laws of any state (or otherwise received the approval of any state governmental or regulatory authority), then the Company shall use its best efforts to cause such shares of Common Stock to be duly registered or qualified (or to receive such approval) as may be required. If the shares of Common Stock distributable hereunder satisfy the criteria for listing on any exchange on which the Common Stock is then listed, then (unless such shares of Common Stock already are listed on such exchange) the Company shall apply for and use its best efforts to obtain a listing of all such shares of Common Stock on such exchange. All costs and expenses incurred by the Company in connection with the satisfaction of its obligations under this Section 3.5 shall be borne by the Company. The Company shall immediately notify the Employee in the event that a Registration Statement which has been filed and remains effective contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Upon receipt of such notice, no Employee shall sell or agree to sell any shares of Common Stock pursuant to such Registration Statement unless and until the Company has notified the Employee that such Registration Statement no longer contains such misstatement or omission. In the event that shares of Common Stock are issued to Employees hereunder other than pursuant to a Registration Statement, then, unless the Company shall have obtained the opinion of counsel referred to above, each certificate representing such shares shall bear a legend substantially to the following effect:

            The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with the requirements of such Act.


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

Section 3.6. Designation of Beneficiary.

            (a) Each Employee may file with the Company a written designation of one or more persons as the beneficiary who shall be entitled to receive the amount, if any, which the Employee is entitled to receive under this Agreement upon his or her death. The Employee, from time to time, may revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new such designation with the Company. The most recent designation received by the Company shall be controlling; provided, however, that no designation, or change of revocation thereof, shall be effective unless received by the Company or the Committee, prior to the Employee's death, and in no event shall any designation be effective as of a date prior to such receipt.

            (b) Lack of Designated Beneficiary. If no such beneficiary designation is in effect at the time of the Employee's death, or if no designated beneficiary survives the Employee, or if such designation conflicts with law, the Employee's estate shall be deemed to have been designated as his or her beneficiary and shall receive delivery of shares or other amounts, if any, payable under this Agreement upon his or her death. If the Company or the Committee is in doubt as to the right of any person to receive such shares or other amounts, the Committee may cause the Company to retain such shares or other amounts, without liability for any interest thereon, until the rights thereto are determined, or the Committee may deliver such shares or other amounts into any court of appropriate jurisdiction, and such delivery shall be a complete discharge of the liability of the Company therefor.

                                   ARTICLE IV

                                  MISCELLANEOUS

Section 4.1. Bound by Agreement.

            By executing the Receipt and Acceptance of Award letter dated July 20, 2001, accompanying this Agreement, the Employee acknowledges that he or she has received a copy of this Agreement and has had an opportunity to review this Agreement and agrees to be bound by all the terms and provisions hereof.


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

Section 4.2. Successors.

            The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Employee and the beneficiaries, executors, administrators, heirs and successors of the Employee.

Section 4.3. Invalid Provision.

            In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby, and any affected provision shall be construed and interpreted to apply to the fullest extent that it could apply without being invalid or unenforceable. This Agreement, as so construed and interpreted, shall remain in full force and effect to the fullest extent permitted by law.

Section 4.4. No Right to Employment.

            The granting of the Restricted Stock Units shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an employee of the Company or any subsidiary or affiliate for any period of time, or at any particular rate of compensation. This Agreement shall not in any way alter Employee's employment at will status with the Company or any subsidiary or affiliate.

Section 4.5. Withholdings; Offsets; Non-alienation of Benefits, etc.

            (a) As a condition to receiving any distribution or payment of amounts hereunder, the Company may require the Employee to make a cash payment to the Company or, in its sole discretion, upon the request of the Employee, may withhold from any shares or amounts payable under this Agreement shares and other amounts, in each case with an aggregate value equal to the minimum federal, state, city or other taxes as may be required to be withheld in respect of such payments pursuant to any law or governmental regulation or ruling.

            (b) The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any shares or other amounts the Company may owe to the Employee from time to time pursuant to this


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

Agreement, any amounts owed by the Employee to the Company or any subsidiary or affiliate, although the Employee shall remain liable for any part of Employee's payment obligation not satisfied through such deduction and setoff.

            (c) No right to any amount payable at any time under this Agreement may be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as expressly provided herein or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge or encumbrance, or any bankruptcy or other event happening at any time, any amount payable under this Agreement would be made subject to the debts or liabilities of the Employee or his or her beneficiary or would otherwise not be enjoyed by him or her, then the Company or the Committee, if it so elects, may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Employee, his or her beneficiary or any other person or persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Employee (or, in the event of his or her death, his beneficiary).

            (d) All elections, designations, requests, notices, instructions and other communications from the Employee, beneficiary or other person to the Company required or permitted under this Agreement shall be in such form as is prescribed from time to time by the Company or the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Company or the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

            (e) Notwithstanding any other provision of this Agreement, the Company shall not be required to establish a special or separate fund or otherwise segregate any assets to assure any payments or deliveries hereunder. If the Company shall make any investment to aid it in meeting its obligations hereunder, the Employee and his or her beneficiary shall have no right, title or interest whatsoever in or to any such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and the Employee or beneficiary, or to create any right, title or interest on the part of the Employee or beneficiary in or to any asset of the Company. To the extent that the Employee or beneficiary acquires a right to receive


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

payments from the Company hereunder, such right shall be no greater than the right of a general unsecured creditor of the Company.

Section 4.6. Entire Agreement.

            This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto.

Section 4.7. Committee.

            (a) Authority of Committee. The Management and Compensation Committee of the Company (the "Committee") shall have full power and authority as set forth herein to interpret, to construe and to administer the terms of this Agreement and to review claims for benefits hereunder; to accelerate the date on which any Restricted Stock Unit becomes vested; and to waive or amend the operation of provisions respecting Termination of Employment.

            The Committee's interpretations and constructions of this Agreement and determinations and other action hereunder, including but not limited to the determination of the number of Restricted Stock Units to be credited to the Employee and determinations made under Article III hereof, shall be binding and conclusive on all persons and for all purposes.

            (b) Duties of Committee. The Committee shall cause the Company to establish and maintain records of each account and of any subaccount established for the Employee hereunder. The Committee may engage such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable, may arrange for the engagement of such legal counsel, who may be counsel for the Company, and may make use of such agents and clerical or other personnel as it shall require or may deem advisable. The Committee may rely upon the written opinion of the accountants and counsel engaged by it. Subject to any limitations imposed by applicable law (including Rule 16b-3 under the Exchange
Act), the Committee may delegate to any agent or to any subcommittee or member of such committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such


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

delegation of authority shall be subject to revocation at any time at the discretion of the Committee.

Section 4.8. Dispute Resolution.

            Except with respect to the Company's right to seek injunctive relief as set forth in Section 2.3, any dispute arising out of or relating to this Agreement shall be resolved by final and binding arbitration before the National Association of Securities Dealers or the New York Stock Exchange, in accordance with applicable arbitration rules then in effect. Any such arbitration shall occur in the City of New York. The parties hereto consent to the jurisdiction of the state and federal courts of New York, located in the City of New York, for any action arising out of or relating to the enforcement of this arbitration provision and for any other relief permitted under this Agreement.

Section 4.9. Governing Law.

            This Agreement and the rights of the Employee hereunder shall be construed and determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

Section 4.10. Headings.

            The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.


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